Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1 (k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them Statements on Schedule 13D or Schedule 13G, as applicable (including amendments thereto), with regard to the securities of VTEX and further agree that this Joint Filing Agreement be included as an Exhibit to any such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of February 14, 2023.

MIRA LIMITED

By:	/s/ Mariano Gomide de Faria
Name:	Mariano Gomide de Faria
Title:	Director

ABROLHOS ONE LIMITED
By: Bluebay Directors Limited, its director

By:	/s/ Sheldon Cartwright
Name:	Sheldon Cartwright
Title:	Authorized Signatory

By:	/s/ Anya Sturrup
Name:	Anya Sturrup
Title:	Authorized Signatory

ITACARE CORPORATION

By:	/s/ Geraldo do Carmo Thomaz Junior
Name:	Geraldo do Carmo Thomaz Junior
Title:	Director

SIGNO INV. TECH CO LTD
By: Flamingo Bay Directors Ltd, its director

By:	/s/ Sheldon Cartwright
Name:	Sheldon Cartwright
Title:	Authorized Signatory

By:	/s/ Anya Sturrup
Name:	Anya Sturrup
Title:	Authorized Signatory

IMBETIBA FUND INC.
By:	Bluebay Directors Limited, its director

By:	/s/ Sheldon Cartwright
Name:	Sheldon Cartwright
Title:	Authorized Signatory

By:	/s/ Anya Sturrup
Name:	Anya Sturrup
Title:	Authorized Signatory

ARBALETE FUND INC.
By:	Bluebay Directors Limited and Blue Medallion Investments Limited, its directors

By:	/s/ Sheldon Cartwright
Name:	Sheldon Cartwright
Title:	Authorized Signatory

By:	/s/ Anya Sturrup
Name:	Anya Sturrup
Title:	Authorized Signatory

By:	/s/ Anja Davis
Name:	Anja Davis
Title:	Authorized Signatory

By:	/s/ Lashawn Bethell
Name:	Lashawn Bethell
Title:	Authorized Signatory

MARIANO GOMIDE DE FARIA

/s/ Mariano Gomide de Faria

GERALDO DO CARMO THOMAZ JUNIOR

/s/ Geraldo do Carmo Thomaz Junior